UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14C INFORMATION

__________________________________________

Information Statement Pursuant to Section 14(c) and 14(f) of the
Securities Exchange Act of 1934 and
Rules 14 thereunder

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Verde Clean Fuels, Inc.
(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

VERDE CLEAN FUELS, INC.
711 Louisiana St., Suite 2160
Houston, Texas 77002

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Verde Clean Fuels, Inc.:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on December 18, 2024, the holder of a majority of the issued and outstanding shares of Verde Clean Fuels, Inc., a Delaware corporation (the “Company,” “Verde,” “our,” or “we”), Class A common stock, par value $.0001 per share (the “Class A Common Stock”), and Class C common stock, par value $0.0001 per share (the “Class C Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), adopted resolutions by written consent, in lieu of a meeting of stockholders to amend and restate, immediately prior to and contingent upon the consummation of the closing of the recently announced PIPE Investment (as defined and described in the section of the accompanying Information Statement entitled “Restated Charter-Background of the Restated Charter”), our Fourth Amended and Restated Certificate of Incorporation (the “Existing Charter”) to (i) increase the amount of authorized shares of Class C Common Stock from 25,000,000 to 26,000,000 (the “Share Increase”) and (ii) increase the size of our Board of Directors (the “Board”) from seven to eight and to provide that Cottonmouth Ventures LLC (“Cottonmouth”), together with any other Cottonmouth Stockholders (as defined in the Restated Charter (as defined below)), shall have the right to designate one director nominee and one observer to our Board for so long as the Cottonmouth Stockholders and their respective affiliates collectively beneficially own, in the aggregate, 10% or more of the then outstanding voting power of the Common Stock of the Company entitled to vote generally in the election of our directors (the amendments to the Existing Charter described in clause (ii), the “Purchaser Provisions”).

The amendment and restatement of our Existing Charter reflecting the Share Increase and the Purchaser Provisions, attached hereto as Annex A (the “Restated Charter”) was approved by stockholder written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, Section 6.1 of the Existing Charter and Section 2.11 of our Amended and Restated Bylaws (the “Bylaws”), which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holder(s) of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted. All necessary corporate approvals in connection with the adoption of the Restated Charter have been obtained.

The Information Statement is being furnished to the holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules thereunder and Section 2.11 of the Bylaws, solely for the purpose of informing our stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the Restated Charter as soon as twenty calendar days following the sending of this Notice and the accompanying Information Statement, or as soon thereafter as is reasonably practicable.

The Restated Charter was approved and recommended by the Board prior to the stockholder action by written consent described in the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of our Company at the close of business on December 20, 2024.

By Order of the Board of Directors,

/s/ Ernest Miller
Ernest Miller
Chief Executive Officer

Houston, TX
January 6, 2025

INFORMATION STATEMENT

General

In this Information Statement, unless the context otherwise requires, “we,” “our,” “us,” the “Company,” “Verde” and similar expressions refer to Verde Clean Fuels, Inc., a Delaware corporation.

This Information Statement is being sent to inform our stockholders that we have obtained consent from the holder of a majority (the “Majority Holder”) of the outstanding shares of the Company’s Class A common stock, par value $.0001 per share (the “Class A Common Stock”), and Class C common stock, par value $0.0001 per share (the “Class C Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), to amend and restate, immediately prior to and contingent upon the consummation of the closing of the recently announced PIPE Investment (as defined below) (the “Closing”), our Fourth Amended and Restated Certificate of Incorporation (the “Existing Charter”) to (i) increase the amount of authorized shares of Class C Common Stock from 25,000,000 to 26,000,000 (the “Share Increase”) and (ii) increase the size of our Board of Directors (the “Board”) from seven to eight and to provide that Cottonmouth Ventures LLC (“Cottonmouth”), together with any other Cottonmouth Stockholders (as defined in the Restated Charter (as defined below)), shall have the right to designate one director nominee and one observer to our Board for so long as the Cottonmouth Stockholders and their respective affiliates collectively beneficially own, in the aggregate, 10% or more of the then outstanding voting power of the Common Stock of the Company entitled to vote generally in the election of the Company’s directors (the amendments to the Existing Charter described in clause (ii), the “Purchaser Provisions”).

This Information Statement is being sent on or about January 8, 2025 to the Company’s stockholders of record as of December 20, 2024 (the “Record Date”). This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by the General Corporation Law of the State of Delaware (the “DGCL”) and pursuant to Section 2.11 of the Company’s Amended and Restated Bylaws (the “Bylaws”).

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

The date of this Information Statement is January 6, 2025.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Action by Written Consent

The Majority Holder who executed a written consent (the “Written Consent”) approving the amendment and restatement of our Existing Charter, in the form attached hereto as Annex A (the “Restated Charter”), reflecting the Share Increase and the Purchaser Provisions, beneficially owned 23,300,000 shares of our outstanding Common Stock as of each of the Record Date and the date of execution of the Written Consent. As of each of the Record Date and the date of execution of the Written Consent, there were 32,049,621 shares of our Common Stock outstanding. No payment was made to any person or entity in consideration of execution of the Written Consent.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Section 228 of the DGCL (“Section 228”), Section 6.1 of the Existing Charter and Section 2.11 of the Bylaws provide that the written consent of the holders of outstanding shares of stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of outstanding stock entitled to vote thereon was required to approve the Restated Charter.

As of each of the Record Date and the date of execution of the Written Consent, the Company had 32,049,621 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. On each of the Record Date and the date of execution of the Written Consent, the Majority Holder beneficially owned 23,300,000 shares of Common Stock, which represents a majority of the Company’s outstanding Common Stock as of each such date. Accordingly, the Written Consent executed by the Majority Holder pursuant to Section 228, Section 6.1 of the Existing Charter and Section 2.11 of the Bylaws is sufficient to approve the Restated Charter and no further stockholder action is required to approve these matters.

Notice Pursuant to Section 228

Pursuant to Section 228 and Section 2.11 of the Bylaws, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 and Section 2.11 of the Bylaws.

Preemptive Rights

To the extent Class C LLC Units (as defined in the Existing Charter) are issued pursuant to the OpCo LLC Agreement (as defined in the Existing Charter) to anyone other than the Company or a wholly owned subsidiary of the Company, an equivalent number of shares of Class C Common Stock (subject to adjustment as set forth in the Existing Charter) shall be issued at par to the same Person (as defined in the Existing Charter) to whom such Class C LLC Units are issued.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.

RESTATED CHARTER

The Company’s Board unanimously adopted a resolution pursuant to which it determined that it is in the best interests of the Company and our stockholders to effect, immediately prior to and contingent upon the consummation of the Closing, the amendment and restatement of our Existing Charter, in the form of the Restated Charter, and recommended that stockholders approve and adopt the Restated Charter. In addition, the Majority Holder has executed the Written Consent approving and adopting the Restated Charter as described herein.

Background of the Restated Charter

Existing Relationship with Cottonmouth

On August 12, 2022, the Company, Bluescape Clean Fuels Holdings, LLC, a Delaware limited liability company (“Holdings”), Bluescape Clean Fuels Intermediate Holdings, LLC, a Delaware limited liability company, and Verde Clean Fuels OpCo, LLC, a Delaware limited liability company (“OpCo”), and solely with respect to Section 6.18 therein, CENAQ Sponsor LLC, a Delaware limited liability company (the “Sponsor”), entered into that certain Business Combination Agreement and Plan of Reorganization (as amended, the “Business Combination Agreement”), pursuant to which the parties to the Business Combination Agreement consummated the transactions described therein (the “Business Combination”) on February 15, 2023. In connection with the closing of the Business Combination, the Company issued and sold to Cottonmouth 2,000,000 shares of its Class A Common Stock in a private placement for an aggregate purchase price of $20,000,000 (the “Initial Cottonmouth Investment”) and entered into that certain Equity Participation Right Agreement, dated as of February 13, 2023 (the “Existing Equity Participation Right Agreement”), by and among the Company, OpCo and Cottonmouth, pursuant to which Verde must grant Cottonmouth the right to participate and jointly develop facilities in the Permian Basin utilizing Verde’s STG+® technology for the production of gasoline derived from economically disadvantaged natural gas feedstocks.

On February 6, 2024, Verde and Cottonmouth entered into a joint development agreement for the proposed development, construction, and operation of a facility to produce commodity-grade gasoline using natural gas feedstock supplied from Diamondback Energy Inc.’s (“Diamondback”) operations in the Permian Basin.

The PIPE Investment and the Purchaser Provisions

The adoption of the Purchaser Provisions in the Restated Charter is being effected, immediately prior to and contingent upon the consummation of the Closing, in connection with the transactions contemplated by that certain Class A Common Stock Purchase Agreement, dated as of December 18, 2024 (the “Purchase Agreement”), by and between the Company and Cottonmouth, pursuant to which, on the terms and subject to the conditions set forth therein, the Company agreed to issue and sell to Cottonmouth in a private placement an aggregate of 12,500,000 shares (the “PIPE Shares”) of the Company’s Class A Common Stock at a price of $4.00 per share (the “Per Share Price”) for an aggregate purchase price of $50,000,000 (the “PIPE Investment”). The Per Share Price represents an approximately 7.0% premium over the closing price of the Class A Common Stock on The Nasdaq Capital Market on December 18, 2024, the last trading day immediately preceding the Company’s entry into the Purchase Agreement and an approximately 7.0% premium over the average closing price of the Class A Common Stock on the Nasdaq Capital Market for the five trading days immediately preceding the Company’s entry into the Purchase Agreement.

The PIPE Investment was announced in a press release, dated December 19, 2024, and a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2024 (the “Form 8-K”). A copy of the Purchase Agreement was filed as an exhibit to the Form 8-K.

The Company expects to use the proceeds from the PIPE Investment to fund a portion of the development and construction of certain facilities in the Permian Basin and for other general corporate purposes.

The Closing is subject to certain customary conditions set forth in the Purchase Agreement, including, but not limited to, (i) the Company’s receipt of the Written Consent (which condition has been satisfied, as described herein), (ii) at least 20 calendar days having elapsed since the Company’s mailing to its stockholders of this Information Statement and (iii) the filing of the Restated Charter.

As of the date of the Purchase Agreement, Cottonmouth owned 2,000,000 shares of Class A Common Stock acquired pursuant to the Initial Cottonmouth Investment, or approximately 6.2% of the outstanding shares of Common Stock. Accordingly, the PIPE Investment is considered a “related party transaction” requiring the review, approval and/or ratification of the Audit Committee of the Board (the “Audit Committee”), as provided in the Audit Committee charter. The Audit Committee reviewed and approved the PIPE Investment, including the adoption of the Restated Charter, prior to approval by the Board and the Majority Holder.

Immediately following the issuance of the PIPE Shares at Closing, Cottonmouth will own 14,500,000 shares of Class A Common Stock, or approximately 32.5% of the outstanding shares of Common Stock (based on 32,049,621 shares of Common Stock outstanding as of the Record Date and after giving effect to the issuance of the PIPE Shares at Closing). Upon Closing, the PIPE Investment would represent the second investment by Cottonmouth in the Company over the past two years, for a total investment of $70 million, making Cottonmouth the second largest shareholder of the Company.

In connection with the Closing, Cottonmouth and the Company will amend (i) the Existing Equity Participation Right Agreement (the “EPRA Amendment”) to remove certain preemptive rights with respect to the Company’s equity securities granted to Cottonmouth under the Existing Equity Participation Right Agreement and (ii) that certain Amended and Restated Registration Rights Agreement, dated February 15, 2023, by and among the Company, the Sponsor, Holdings and certain other stockholders named therein (the “Existing Registration Rights Agreement”), to add Cottonmouth as a party to the Existing Registration Rights Agreement (the “Second A&R Registration Rights Agreement”). The EPRA Amendment and Second A&R Registration Rights Agreement are attached as exhibits to the Purchase Agreement, a copy of which was filed as an exhibit to the Form 8-K.

Share Increase

The Share Increase is unrelated to the PIPE Investment and the implementation of the Purchaser Provisions, and is being implemented in order to fix a typographical error in the Existing Charter. The Share Increase will have no effect upon the rights of existing stockholders of Class C Common Stock.

Effective Date of the Restated Charter

The Board and the Majority Holder have approved the filing and effectiveness of the Restated Charter with the Secretary of State of Delaware, immediately prior to and contingent upon the consummation of the Closing. We anticipate the Closing will occur and the Restated Charter will be filed and become effective as soon as the twentieth day following the date on which this Information Statement is first sent or given to our stockholders, or as soon thereafter as reasonably practicable.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No officer, director, nominee for election as a director, or associate of any director, executive officer or nominee, has any substantial interest in the matters acted upon by our Board and the Majority Holder. None of our directors or executive officers opposed the actions to be taken by the Company. Ernest Miller, our chief executive officer, also serves as the chief executive offer of the Majority Holder who approved the amendment and restatement of the Existing Charter, however, the Majority Holder’s interest in the approval and adoption of the Restated Charter does not differ from that of other holders of Common Stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of the Information Statement to any stockholder at a shared address to which a single copy of the Information Statement was delivered and who wishes to receive a separate copy of the Information Statement. Stockholders receiving multiple copies of the Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

Verde Clean Fuels, Inc.
711 Louisiana Street, Suite 2160
Houston, Texas 77002
Telephone: (908) 281-6000

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock by:

•        each person who is the beneficial owner of more than 5% of the outstanding shares of either Class A Common Stock or Class C Common Stock;

•        each of the Company’s named executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including restricted stock units that vest within 60 days as well as options and warrants that are currently exercisable or exercisable within 60 days.

This table is based upon information supplied by officers, directors and beneficial holders and Schedules 13G or 13D filed with the SEC. Except as described in footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of common stock is based on an aggregate of 32,049,621 shares issued and outstanding as of the Record Date, comprised of 9,549,621 shares of our Class A Common Stock and 22,500,000 shares of our Class C Common Stock.

Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock Beneficially Owned		Shares of Class C Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
	Number	Percentage	Number	Percentage	Percentage
5% Stockholders
Bluescape Clean Fuels Holdings, LLC(2)(3)	800,000	8.38%	22,500,000	100.0%	72.70%
CENAQ Sponsor LLC(4)	3,234,375	33.87%	—	—	10.1%
Cottonmouth Ventures LLC(5)	2,000,000	20.94%	—	—	6.2%
Walleye Capital LLC(6)	1,070,310	11.21%	—	—	3.3%
Executive Officers and Directors
Martijn Dekker	43,332	*	—	—	*
Ron Hulme	25,831	*	—	—	*
Duncan Palmer	21,665	*	—	—	*
Curtis Hébert, Jr.	18,332	*	—	—	*
Graham van’t Hoff	18,332	*	—	—	*
Dail St. Claire	18,332	*	—	—	*
George W. Burdette III	—	—	—	—	—
Jonathan Siegler(7)	—	—	—	—	—
Ernest Miller(8)	—	—	—	—	—
John Doyle(9)	—	—	—	—	—
Directors and officers as a group (11 persons)	174,667	*	—	—	*

____________

*        Less than 1%

(1)      Unless otherwise indicated, the business address of each of the individuals is 711 Louisiana Street, Suite 2160, Houston, Texas 77002.

(2)      Consists of (i) 22,500,000 shares of Class A Common Stock issuable upon conversion of 22,500,000 Class C common units of OpCo and a corresponding number of shares of class C common stock and (ii) 800,000 shares of Class A Common Stock. The business address of Holdings is 300 Crescent Court Suite 1860, Dallas, TX 75201. This information is based on a Schedule 13D filed by Holdings on February 27, 2023 and Form 4 filed on April 10, 2024.

(3)      Holdings is the record holder of such shares. Holdings is a 100% owned subsidiary (portfolio company) of Bluescape Energy Recapitalization and Restructuring Fund IV LP (“BERR”), and Bluescape Energy Partners III GP LLC is the general partner of BERR. The BERR funds are managed by Bluescape Energy Partners LLC. Bluescape Resources Company LLC is the parent of Bluescape Energy Partners III GP LLC and Bluescape Energy Partners LLC and is principally owned and controlled by Mr. C. John Wilder. Mr. Wilder disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address of each of the entities and persons identified in this paragraph is c/o Bluescape Resources Company LLC, 300 Crescent Court, Suite 1860, Dallas, TX 75201.

(4)      Sponsor is the record holder of such shares (all of which are subject to forfeiture until the occurrence of a Triggering Event I or Triggering Event II (as defined and described in the Company’s definitive proxy statement on Schedule 14A, filed on April 29, 2024)). Mr. J. Russell Porter is the sole member of the board of managers of Sponsor, and as such, has voting and investment discretion with respect to the shares held directly by Sponsor. Mr. Porter disclaims any beneficial ownership of the reported shares other than to the extent of his pecuniary interest therein. The principal business address of Sponsor and Mr. Porter is c/o Sponsor, 4550 Post Oak Place Drive, Suite 300, Houston, TX 77027. This information is based on a joint filing Schedule 13G/A filed on January 22, 2024 and Form 4s filed on April 10, 2024.

(5)      Cottonmouth is the record holder of such shares. Cottonmouth is a wholly owned subsidiary of Diamondback E&P LLC (“Diamondback E&P”), and Diamondback E&P is a wholly owned subsidiary of Diamondback. Diamondback E&P, as the sole owner of Cottonmouth, and Diamondback, as the sole owner of Diamondback E&P, may be deemed to have voting and investment control over the shares held by Cottonmouth. The number of Class A Common Stock reported as beneficially owned does not reflect the shares issuable upon the Closing due to the conditions precedent to the consummation of the PIPE Investment. The principal business address of each of the entities identified in this paragraph is c/o Diamondback Energy Inc., 500 West Texas, Suite 1200, Midland, TX 79701. This information is based on a Schedule 13D/A filed by Diamondback on December 20, 2024.

(6)      Consists of warrants to purchase 1,070,310 shares of Class A Common Stock at an exercise price of $11.50 per share. The principal business address of Walleye Capital LLC (“Walleye”) is 315 Park Ave. South, New York, NY 10010. This information is based on a Schedule 13G/A filed by Walleye on June 10, 2024.

(7)      Mr. Siegler elected to defer the settlement of his award of 20,832 restricted stock units until the earliest of his death, “disability” (as defined in Section 409A of the Code), a change in control (as defined in the Company’s February 2023 Omnibus Incentive Plan (the “Plan”)), or a “separation from service” (as defined in Section 409A of the Code).

(8)      Shares underlying the 2023 Miller Option Award (as defined and described in the Company’s definitive proxy statement on Schedule 14A, filed on April 29, 2024) vest 25% on each anniversary date of the date of grant, to be accelerated upon a change of control (as defined in the Plan), but the 2023 Miller Option Award is not exercisable until April 15, 2027.

(9)      Shares underlying the 2023 Doyle Option Award (as defined and described in the Company’s definitive proxy statement on Schedule 14A, filed on April 29, 2024) vest 25% on each anniversary date of the date of grant, to be accelerated upon a change of control (as defined in the Plan), but the 2023 Doyle Option Award is not exercisable until April 15, 2027.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the Company’s expectations and any future financial performance, as well as the Company’s strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements, including, but not limited to, statements regarding the anticipated filing of the Restated Charter with the Secretary of State of Delaware and the Closing. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “plan,” “goal,” “project,” “proposed,” “potential,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks and uncertainties include, but are not limited to:

•        the risk that one or more conditions to the Closing may not be satisfied;

•        the failure to realize the anticipated benefits of the PIPE Investment;

•        the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and Cottonmouth to terminate the Purchase Agreement;

•        delays in completing the PIPE Investment;

•        the possibility that the PIPE Investment may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•        the potential impact of general economic, political or market factors;

•        the financial and business performance of the Company;

•        the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

•        the Company’s ability to develop and operate anticipated and new projects;

•        the Company’s ability to obtain financing for future projects;

•        the reduction or elimination of government economic incentives to the renewable energy market;

•        delays in acquisition, financing, construction and development of new projects;

•        the length of development cycles for new projects, including the design and construction processes for the Company’s projects;

•        the Company’s ability to identify suitable locations for new projects;

•        the Company’s dependence on suppliers;

•        existing laws and regulations and changes to laws, regulations and policies that affect the Company’s operations;

•        decline in public acceptance and support of renewable energy development and projects;

•        demand for renewable energy not being sustained;

•        impacts of climate change, changing weather patterns and conditions and natural disasters;

•        the ability to secure necessary governmental and regulatory approvals;

•        the ability to qualify for federal and state level low-carbon fuel credits or other carbon credits;

•        any decline in the value of federal or state level low-carbon credits or other carbon credits and the development of the carbon credit markets;

•        risks relating to the Company’s status as a development stage company with a history of net losses and no revenue;

•        risks relating to the uncertainty of success, any commercial viability, or delays of the Company’s research and development efforts including any study in which the Company participates that is funded by the Department of Energy or any other governmental agency;

•        disruptions in the supply chain, fluctuation in price of product inputs, and market conditions and global and economic factors beyond the Company’s control;

•        the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•        the ability of the Company to execute its business model, including market acceptance of gasoline derived from renewable feedstocks;

•        litigation and the ability to adequately protect intellectual property rights;

•        competition from companies with greater resources and financial strength in the industries in which the Company operates;

•        the effect of legal, tax and regulatory changes; and

•        other factors detailed under Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The forward-looking statements contained in this Information Statement are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could cause actual results to differ from those contained in forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in the Company’s filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this Information Statement the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this Information Statement by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement.

We incorporate by reference into this Information Statement the documents listed below:

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 28, 2024 (our “Annual Report”);

•        Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 14, 2024, August 13, 2024 and November 13, 2024, respectively (our “Quarterly Reports”);

•        Our Current Reports on Form 8-K filed with the SEC on May 31, 2024, June 20, 2024, October 1, 2024 and December 19, 2024;

•        Our definitive proxy statement on Schedule 14A, filed on April 29, 2024; and

•        The description of our securities filed as an exhibit to our Annual Report.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

You may request a copy of any document incorporated by reference in this Information Statement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Verde Clean Fuels, Inc.
711 Louisiana Street, Suite 2160
Houston, Texas 77002
Telephone: (908) 281-6000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC pursuant to the Exchange Act. For further information regarding us, please see our filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.verdecleanfuels.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Information Statement.

Dated: January 6, 2025

By Order of the Board of Directors

/s/ Ernest Miller
Ernest Miller
Chief Executive Officer

ANNEX A

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
Verde Clean Fuels, Inc.
(a Delaware Corporation)

Verde Clean Fuels, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.           That the name of this corporation is Verde Clean Fuels, Inc. The Corporation was originally incorporated under the name “CENAQ Energy Corp.” by filing of its Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on June 24, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Previous Certificate”).

2.          This Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which both restates and amends the provisions of the Previous Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

3.           This Certificate of Incorporation shall become effective on the date of filing with the Delaware Secretary (the “Effective Date”).

4.           The text of the Previous Certificate is hereby restated and amended in its entirety to read as follows:

Article I
NAME

The name of the Corporation is Verde Clean Fuels, Inc.

Article II
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

Article III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Article IV
STOCK

Section 4.1          Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 377,000,000 shares, consisting of: (i) 376,000,000 shares of common stock, divided into (a) 350,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”), and (b) 26,000,000 shares of Class C common stock, with the par value of $0.0001 per share (the “Class C Common Stock” and, together with Class A Common Stock, the “Common Stock”); and (ii) 1,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).

Section 4.2          No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then

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outstanding, plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding Class C LLC Units (together with the surrender for cancellation of all outstanding shares of Class C Common Stock), pursuant to the OpCo LLC Agreement, and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Section 4.3          Common Stock.

(a)                       Voting Rights.

(i)          Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, to the fullest extent permitted by law and subject to Section 4.3(a)(ii), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law.

(ii)         (1) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class C Common Stock and (2) the holders of the outstanding shares of Class C Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class C Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock.

(iii)        Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b)                       Dividends; Stock Splits or Combinations.

(i)          Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board of Directors of the Corporation (the “Board”) in its discretion may determine.

(ii)         Except as provided in Section 4.3(b)(iii) with respect to a Stock Adjustment (as defined below), dividends of cash or property may not be declared or paid on shares of Class C Common Stock.

(iii)        In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner with respect to all Class C LLC Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

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(c)                       Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class C Common Stock to exchange their shares of Class C LLC Units (together with the surrender for cancellation of a corresponding number of shares of Class C Common Stock) for shares of Class A Common Stock in accordance with the OpCo LLC Agreement, the holders of shares of Class C Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 4.4          Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Section 4.5          Class C Common Stock.

(a)                       Retirement of Class C Common Stock. No holder of Class C Common Stock may transfer shares of Class C Common Stock to any Person unless such holder transfers a corresponding number of Class C LLC Units to the same Person in accordance with the provisions governing transfers of Class C LLC Units in the OpCo LLC Agreement. If any outstanding share of Class C Common Stock ceases to be held by a holder of a corresponding Class C LLC Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class C Common Stock be transferred to the Corporation for no consideration and retired.

(b)                      Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance in connection with the exchange of Class C LLC Units pursuant to the OpCo LLC Agreement, the number of shares of Class A Common Stock that are issuable upon exchange of all outstanding Class C LLC Units, pursuant to the OpCo LLC Agreement. The Corporation covenants that all the shares of Class A Common Stock that are issued upon the exchange of such Class C LLC Units will, upon issuance, be validly issued, fully paid and non-assessable.

(c)                       Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of Class C LLC Units of their right under the OpCo LLC Agreement to exchange Class C LLC Units for shares of Class A Common Stock will be made without charge to such holders for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the Class C LLC Units being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

(d)                      Preemptive Rights. To the extent Class C LLC Units are issued pursuant to the OpCo LLC Agreement to anyone other than the Corporation or a wholly owned subsidiary of the Corporation, an equivalent number of shares of Class C Common Stock (subject to adjustment as set forth herein) shall be issued at par to the same Person to whom such Class C LLC Units are issued.

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Article V
BOARD OF DIRECTORS

Section 5.1          Number of Directors.

(a)                       The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 4.4 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (i) as of the date of this Certificate of Incorporation, be eight (8) and (ii) thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board.

(b)                      Without limiting the Cottonmouth Stockholders’ rights provided under the DGCL, this Certificate of Incorporation or otherwise, with respect to any annual or special meeting of stockholders of the Corporation at which Directors are to be elected, for so long as the Cottonmouth Stockholders and their respective Affiliates Beneficially Own, in the aggregate, Common Stock representing ten percent (10%) or more of the then outstanding voting power of the Common Stock of the Corporation entitled to vote generally in the election of Directors, the Cottonmouth Stockholders shall have the right (but not the obligation) to designate one (1) individual for election as a Director consistent with this Section 5.1(b); provided that the Cottonmouth Stockholders shall permanently, and despite any later increase in its Beneficial Ownership, no longer be entitled to designate a Director nominee at such time as the Cottonmouth Stockholders and their respective Affiliates collectively Beneficially Own Common Stock representing less than ten percent (10%) of the then outstanding voting power of the Common Stock of the Corporation entitled to vote generally in the election of Directors. Each individual who is designated by the Cottonmouth Stockholders pursuant to this Section 5.1(b) or Section 5.2(b), as applicable, is referred to herein as a “Cottonmouth Designee” and each Cottonmouth Designee who is thereafter elected or appointed, as applicable, to serve as a Director is referred to herein as a “Cottonmouth Director.” The Cottonmouth Stockholders shall designate each Cottonmouth Designee for nomination by delivering to the Corporation a written notice (email being sufficient) at least ninety (90) days prior to the first anniversary of the preceding annual meeting (or such shorter period as is agreed from time to time with the Corporation) setting forth the individual to be nominated and such individual’s business address, telephone number and e-mail address. For the avoidance of doubt, with respect to any Cottonmouth Designee, the Cottonmouth Stockholders shall only be required to comply with the provisions of this Section 5.1(b) and shall not be required to comply with the advance notice provisions of the Bylaws with respect to its designation of a Cottonmouth Designee. Notwithstanding anything to the contrary herein, the Cottonmouth Stockholders shall not be entitled to designate an individual for election pursuant to this Section 5.1(b) at any annual or special meeting of stockholders at which Directors are to be elected if a Cottonmouth Director is then serving on the Board and the election of such individual would result in two or more Cottonmouth Directors serving on the Board (including, for the avoidance of doubt, if a Cottonmouth Director is then serving as a member of the class of Directors that is not the class subject to election at such annual or special meeting).

(c)                       With respect to any annual or special meeting of stockholders of the Corporation at which Directors are to be elected, to the extent that the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b) at such annual or special meeting and subject to the laws of the State of Delaware (including with respect to fiduciary duties under Delaware law), each such Cottonmouth Designee (i) will be nominated and recommended by the Board to be elected as a Director at such annual or special meeting of stockholders and included in the Corporation’s slate of nominees to be elected or appointed to the Board at such annual or special meeting of stockholders, (ii) will be recommended by the Board to the stockholders of the Corporation for a vote in favor of such Cottonmouth Designee, (iii) will be included in any proxy or consent solicitation statement of the Corporation or the Board in favor of any nominees for election or appointment to the Board and (iv) without limiting the foregoing, will receive the Corporation’s best efforts to cause such Cottonmouth Designee to be elected as a Director, including the Corporation providing at least as high a level of support for the election of such Cottonmouth Designee as it provides to any other individual standing for election as a Director.

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(d)                      Until such time that the Corporation is no longer a “Controlled Company” pursuant to Nasdaq Listing Rule 5615(c)(1) (the “Trigger Date”), and subject to the succeeding provisions of this Section 5.1(d) and Section 5.1(f) of this Article V, the Directors shall be divided into three classes designated Class I, Class II and Class III. Classes I and II shall initially consist of two (2) Directors each and Class III shall initially consist of three (3) Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders following the Effective Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors elected to replace initial Class I, Class II or Class III Directors shall serve terms expiring at the third annual meeting of stockholders following the year of their election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Prior to the first annual meeting of stockholders following the Trigger Date, the classification of the Board shall terminate, and each Director shall be elected to serve a term of one year, with each Director’s term to expire at the annual meeting of stockholders next following the Director’s election.

(e)                       A Director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(f)                       During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 4.4 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

Section 5.2          Vacancies and Newly Created Directorships.

(a)                       Subject to Section 5.2(b) and any limitations imposed by applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any Director so chosen shall hold office until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

(b)                      For so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b), in the event that a vacancy is created at any time by (i) the death, resignation, retirement, disqualification or removal from office (in accordance with this Certificate of Incorporation) of such Cottonmouth Designee or (ii) any other failure of the Board to include a Cottonmouth Director (other than as a result of the Cottonmouth Stockholders declining to designate a Cottonmouth Designee or replacement thereof), the vacancy so created shall be filled solely with a designee of the Cottonmouth Stockholders (subject to the laws of the State of Delaware (including with respect to fiduciary duties under Delaware law)), which designation shall not be subject to the notice requirements of the third sentence of Section 5.1(b) or, if the Cottonmouth Stockholders decline to designate a replacement, a majority of the

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Board (it being understood that any declination by the Cottonmouth Stockholders to designate an individual to fill such vacancy shall be without prejudice to the Cottonmouth Stockholders’ future designation rights under Section 5.1(b)). In the event that the Cottonmouth Stockholders shall cease to have the right to designate a Director pursuant to Section 5.1(b), the Cottonmouth Director then serving on the Board, if any, shall continue to serve until his or her term expires at the next applicable annual meeting of stockholders of the Corporation or until his earlier death, resignation, retirement, disqualification or removal from office (in accordance with this Certificate of Incorporation). In the event such Cottonmouth Director resigns, is removed or is not renominated for election (due to the Cottonmouth Stockholders ceasing to have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b)) in accordance with this Section 5.2(b), the Directors remaining in office shall be entitled to decrease the size of the Board to eliminate such vacancy.

Section 5.3          Failure to Designate a Board Member. In the absence of any designation by the Cottonmouth Stockholders pursuant to Section 5.1(b), the Cottonmouth Director then serving on the Board shall be deemed to be designated pursuant to this Certificate of Incorporation if such individual is still willing to serve in such capacity and satisfies all applicable conditions set forth in Section 5.1.

Section 5.4          Resignations and Removal of Directors.

(a)                       Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)                      Prior to the Trigger Date and subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, the Board or any individual Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of Directors, and following the Trigger Date, any Director, or the entire Board, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that in each case, whenever the holders of any class or series are entitled to elect one or more Directors pursuant to this Certificate of Incorporation (including any Preferred Stock Directors), with respect to the removal without cause of a Director or Directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply; provided, further, that for so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b), the Cottonmouth Stockholders shall have the exclusive right to remove without cause any Cottonmouth Director from the Board (and, notwithstanding anything to the contrary herein, for so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee, the shares of Common Stock held by the Cottonmouth Stockholders shall be the only shares entitled to vote on the removal without cause of any Cottonmouth Director and the shares of Common Stock owned by any other holders as of the record date for determining stockholders entitled to vote thereon shall have no voting rights on such matter) and the Corporation shall facilitate the removal of any such Cottonmouth Director from the Board upon the receipt by the Corporation of action by the Cottonmouth Stockholders effecting such removal.

Section 5.5          Observer Rights.

(a)                       So long as the Cottonmouth Stockholders and their respective Affiliates Beneficially Own, in the aggregate, Common Stock representing ten percent (10%) or more of the then outstanding voting power of the Common Stock of the Corporation entitled to vote generally in the election of Directors, the Cottonmouth Stockholders will be entitled to appoint, remove and replace from time to time one person (each, an “Observer”) to act as an observer to the Board and each committee thereof exercisable by providing written notice of such appointment, removal or replacement, as the case may be, to the Corporation and the Chairperson in advance of any meeting that such Observer will attend, provided, that any failure to provide written notice of the appointment of an Observer shall be without prejudice to the Cottonmouth Stockholders’ future appointment rights under this Section 5.5(a).

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(b)                      The Corporation shall deliver notice of each proposed action of the Board and each committee thereof (including any proposed action by written consent) and each meeting of the Board and each committee thereof (including telephonic or teleconferenced meetings) to each Observer previously identified as appointed to attend such meeting concurrently with any notice given to the Directors. By notice given by the Chairperson or the chair of any applicable committee to the Observer, either in advance of or at any meeting, to the extent the Chairperson or such chair deem it necessary in good faith, the Board or any committee thereof may meet in executive session without the presence of any Observer.

(c)                       The Corporation agrees to permit each Observer to attend in person or by conference call and participate in all meetings of the Board and each committee thereof and to distribute to each Observer all materials distributed for or at any such meeting (including any meeting agenda or board or committee package) and all other information and materials distributed to Directors, in each case, concurrently with any such information or materials distributed to the Directors. By notice given by the Chairperson or the chair of any applicable committee to the Observer, either in advance of or at any meeting, to the extent the Chairperson or such chair deem it necessary in good faith, the Board or any committee thereof may exclude the Observer from receiving any materials to be considered in executive session without the presence of any Observer.

(d)                      No Observer shall be entitled to vote at a meeting of the Board or any committee thereof or receive compensation from the Corporation for services as an Observer (other than payment of expenses pursuant to Section 5.5(f)).

(e)                       The rights of the Observer and the obligations of the Corporation set forth in this Section 5.5 shall be subject to the following: (i) except for an Observer that is an officer or employee of a Cottonmouth Stockholder or its Affiliates, prior to attending any meeting each Observer shall have entered into a confidentiality agreement with the Corporation in form and substance acceptable to the Corporation; and (ii) with the approval of the Board, the Corporation may withhold any information from any Observer or exclude any Observer from any meeting or portion thereof, if access to such information or attendance at such meeting would reasonably be expected, based on advice of counsel, (A) to result in the loss of the Corporation’s attorney-client privilege, or (B) solely with respect to any Observer that is not an officer or employee of a Cottonmouth Stockholder (or its Affiliates), to contain competitively sensitive information.

(f)                       The Corporation shall pay and reimburse each Observer for all reasonable out-of-pocket expenses incurred by such Observer in connection with his or her participation in (or attendance at) meetings of the Board (or committees thereof).

Article VI
STOCKHOLDER ACTION

Section 6.1          Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected (i) at a duly called annual or special meeting of stockholders of the Corporation or (ii) until the Trigger Date, by the consent in writing of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, in lieu of a duly called annual or special meeting of stockholders of the Corporation.

Section 6.2          Meetings of Stockholders.

(a)                       An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

(b)                      Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairperson, the chief executive officer of the Corporation, at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies, or, until the Trigger Date, pursuant to a written resolution adopted by holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote

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generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c)                       Subject to Section 5.1(b), advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Section 6.3          No Cumulative Voting. There shall be no cumulative voting in the election of Directors.

Article VII
LIABILITY OF DIRECTORS AND OFFICERS

Section 7.1          No Personal Liability. No Director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

Section 7.2          Right to Indemnification.

(a)                       To the fullest extent permitted by applicable law, the Corporation shall have the power to provide indemnification of (and advancement of expenses to) Directors, officers, employees and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such Directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Any amendment, repeal or modification of this Section 7.2 shall only be prospective and shall not affect the rights or protections or increase the liability of any Director under this Section 7.2(a) in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

(b)                      This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(c)                       The Corporation shall maintain Directors’ and officers’ liability insurance coverage, on terms reasonably satisfactory to the Board, to the fullest extent permitted by law covering, among other things, violations of federal or state securities laws. The Corporation will pay all premiums due thereon and will not make any material alteration to the terms thereof, or the coverage provided by, such insurance policy without the prior written consent of the Board.

Section 7.3          Amendment or Repeal. Any amendment, repeal or elimination of this Article VII, or the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article VII, shall not affect its application with respect to an act or omission by a Director or officer occurring before such amendment, adoption, repeal or elimination.

Article VIII
AMENDMENT

Section 8.1          Amendment of Certificate of Incorporation. Subject to Sections 4.3 and 4.4, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, (a) no provision of Section 5.2, Section 5.4, Section 6.1, Section 6.2, Article VII, Section 8.2, Article IX or Article XI may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required

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by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose and (b) for so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b), no provision contained in the Certificate of Incorporation that affects the rights expressly granted to the Cottonmouth Stockholders in this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporate or otherwise required by law, such alternation, amendment, repeal or adoption is approved by the written consent of the Cottonmouth Stockholders.

Section 8.2          Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Article IX
FORUM FOR ADJUDICATION OF DISPUTES

Section 9.1          Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, this Certificate of Incorporation or the Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended, restated, modified, supplemented or waived from time to time), (v) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation that is governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law and (b) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, this Article IX shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim for which the U.S. federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 9.2          Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Article X
SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such

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provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Article XI
CORPORATE OPPORTUNITY

Section 11.1        Corporate Opportunities.

(a)                       In recognition and anticipation that (i) certain Directors, principals, officers, employees and/or other representatives of Bluescape Clean Fuels Intermediate Holdings, LLC (“Bluescape”) and its Affiliates may serve as Directors, officers, employees or agents of the Corporation, (ii) Bluescape and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of Bluescape, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its Directors, officers and stockholders in connection therewith.

(b)                      None of (i) Bluescape or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 11.1(c) of this Article XI. Subject to Section 11.1(c) of this Article XI, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, Director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c)                       Notwithstanding the foregoing provisions of this Article XI, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Non-Employee Director solely in his or her capacity as a Director or officer of the Corporation, and the provisions of Section 11.1(b) of this Article XI shall not apply to any such corporate opportunity.

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(d)                      In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Section 11.2        Amendments. Neither the alteration, amendment, addition to or repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation) inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article XI shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate, the Bylaws or applicable law.

Article XII
DEFINITIONS

As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term:

(a)                       “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates unless and during such time that such stockholder holds a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board).

(b)                      “Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(c)                       “Chairperson” means the chairman of the Board.

(d)                      “Class C LLC Unit” means a unit of Verde Clean Fuels OpCo, LLC designated as a Class C Unit pursuant to the OpCo LLC Agreement.

(e)                       “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(f)                       “Cottonmouth” means Cottonmouth Ventures LLC, a Delaware limited liability company, or any successor thereto.

(g)                      “Cottonmouth Stockholders” means Cottonmouth and its Permitted Transferees, provided, and for so long as, such Permitted Transferee remains an Affiliate of Diamondback following such transfer and is an Affiliate of Diamondback as of the relevant time of each determined date for purposes of Articles V and VIII.

(h)                      “Diamondback” means Diamondback Energy, Inc., a Delaware corporation.

(i)                        “OpCo” means Verde Clean Fuels OpCo, LLC, a Delaware limited liability company, or any successor thereto.

(j)                        “OpCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Verde Clean Fuels OpCo, LLC dated as of February 15, 2023, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

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(k)                      “Permitted Transferee” means any Person to whom a Cottonmouth Stockholder transfers any Common Stock that, at the time of such transfer, is an Affiliate of a Cottonmouth Stockholder.

(l)                        “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

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IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of the Corporation on this ___ day of January, 2025.

By:
	Name:	Ernest Miller
	Title:	Chief Executive Officer

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